EXHIBIT 10.4

Form Of

Non-Qualified Stock Option Award Agreement

Granted by

Monroe Federal Bancorp, Inc.

under the

Monroe Federal Bancorp, Inc.
2025 Equity Incentive Plan

This stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2025 Equity Incentive Plan (the “Plan”) of Monroe Federal Bancorp, Inc. (the “Company”), which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan and related prospectus have been provided to each person granted a stock option pursuant to the Plan.  The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (the “Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” includes the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant:_________________

1.	Date of Grant:_________________

3.	Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option:_________________ (subject to adjustment pursuant to Section 9 hereof).

•	This is a Non-Qualified Stock Option.

4.	Exercise price per share: $ _______ (subject to adjustment pursuant to Section 9 below)

5.	Expiration Date of Option: ___________. Notwithstanding anything in this Agreement to the contrary, no part of this Option may be exercised at any time on or after the expiration date.
6.
Vesting Schedule.  Unless sooner vested in accordance with the terms of the Plan and this Agreement, the Option granted hereunder will vest (i.e., become exercisable) in accordance with the following schedule:

Vesting Date Number of Shares Exercisable

As set forth in Section 10 of this Agreement, vesting will automatically accelerate pursuant to Sections 2.7 and 4.1 of the Plan in the event of death or Disability or an Involuntary Termination of Service at or following a Change in Control.

7.
Exercise Procedure and Delivery of Notice of Exercise of Option.  This Option may be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A or as otherwise acceptable to the Company) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, in accordance with Section 2.2(b) of the Plan.

8.
Delivery of Shares.  Delivery of shares of Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.
Adjustment Provisions.

This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

10.	Accelerated Vesting and Exercisability Period. The vesting of this Option will accelerate as set forth in the following provisions:
(i)
Death.  In the event of the Participant’s Termination of Service by reason of death, any unvested portion of the Option subject to this Agreement will vest and any unexercised portion of the Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one (1) year from the Participant’s death.

(ii)
Disability.  In the event of the Participant’s Termination of Service by reason of the Participant’s Disability, any unvested portion of this Option will vest and any unexercised portion of the Option may thereafter be exercised by the Participant or the Participant’s legal representative for a period of one (1) year following the Termination of Service due to Disability.

(iii)
Change in Control.  In the event of the Participant’s Involuntary Termination of Service at or following a Change in Control, any unvested portion of the Option will vest and any unexercised portion of the Option may be exercised by the Participant or the Participant’s legal representative for a period of one (1) year following the Participant’s Involuntary Termination of Service at or following a Change in Control.

(iv)
Termination for Cause.  In the event of the Participant’s Termination of Service for Cause, all Options subject to this Agreement (whether or not vested) that have not been exercised will immediately expire and be forfeited.

(v)
Other Termination.  In the event of the Participant’s Termination from Service for any reason other than due to death, Disability, Involuntary Termination at or following a Change in Control or for Cause, this Option may thereafter be exercised, only to the extent it was exercisable at the time of the termination and only for a period of three (3) months following the Participant’s Termination from Service.

11.	Miscellaneous.

11.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

11.3
At the discretion of the Committee, a Non-Qualified Option granted under the Plan may be transferable by the Participant, provided, however, that transfers will be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and provided, further, that the transfers are not made for consideration to the Participant.

11.4	This Agreement will be governed by and construed in accordance with the laws of the State of Ohio.

11.5	This Option will be subject to any required federal, state and local tax withholding, which may be affected in the manner or manners permitted by the Company.
11.6	The granting of this Option does not confer upon the Participant any right to be retained in the service of the Company or any subsidiary.

11.7	This Option is subject to forfeiture in accordance with the provisions of Section 7.17 of the Plan or as otherwise authorized by the Company.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Option set forth above.
Monroe Federal Bancorp, Inc.
By:_________________________
Its: _________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the Plan.  The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.
PARTICIPANT

___________________________